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                                                                     EXHIBIT 3.2

                           COMMUNITY BANCSHARES, INC.

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I
                                     OFFICES

         SECTION 1. REGISTERED OFFICE. Community Bancshares, Inc. (the "Corporation") shall have its registered office in the State of Delaware at The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, 19801.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the States of Delaware and Alabama, as the Board of Directors may from time to time determine or the business of the Corporation may require to the extent not prohibited by law.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         SECTION 1. LOCATION. All meetings of stockholders shall be held at the Corporation's principal office or at such other place either within or without the States of Delaware and Alabama as shall be designated from time to time by the Board of Directors (herein sometimes referred to as the "Board") and stated in the notice of the meeting.

         SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on the date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect a Board of Directors by plurality vote, and shall transact any other business as may properly come before the meeting.

         SECTION 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, day and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and to vote at such meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         SECTION 4. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation (as may be amended and/or restated from time to time, the "Certificate of Incorporation"), may be called by the Chairman or the President, or a majority of the Board of Directors, or upon the written request of stockholders owning not less than 25% of all shares of capital stock of the Corporation ("Shares") issued and outstanding and entitled to vote at such meeting. Such request by the stockholders shall state specifically the purpose or purposes of the proposed meeting.

         SECTION 5. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting stating the place, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and to vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

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         SECTION 6. BUSINESS OF SPECIAL MEETINGS. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         SECTION 7. STOCKHOLDER LIST. The officer who has charge of the Corporation's stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of Shares registered in the name of each stockholder. Such list shall be available for inspection by any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is included with the notice of the meeting, or (ii) during ordinary business hours at the Corporation's principal office. The list of stockholders entitled to vote also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination by any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The original stock transfer books shall be the only evidence as to the stockholders entitled to examine the stockholder list or stock transfer book, or to vote at any meeting of stockholders.

         SECTION 8. QUORUM. The holders of a majority of the Corporation's Shares issued and outstanding and entitled to vote at any meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all such meetings of stockholders for the transaction of business, except as otherwise provided by the Delaware General Corporation Law, as amended (the "DGCL"), or the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then written notice of the adjourned meeting shall be given to the stockholders entitled to vote at the meeting. Every meeting of the stockholders may be adjourned from time to time until its business is completed, and except as provided herein or by applicable law, no notice need be given of such adjourned meeting.

         SECTION 9. ACTION BY STOCKHOLDERS. When a quorum is present at any meeting, the vote of the holders of a majority of the Shares having voting power present in person or represented by proxy shall decide any question brought before such meeting other than the election of directors, unless the question is one upon which by express provision of the DGCL, the Certificate of Incorporation or these Bylaws (as may be amended and/or restated from time to time, these "Bylaws"), a different vote is required, in which case, such express provision shall govern and control the decision of such question.

         SECTION 10. VOTING. Each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each Share having voting power held by such stockholder, except as may otherwise be provided in the Certificate of Incorporation or any Certificate of Designation there under. All elections of directors shall be by written ballot; provided, however, that, if authorized by the Board, such requirement shall be satisfied by a ballot submitted by electronic transmission; and, provided, further, that any such electronic transmission must either set forth or be accompanied by information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

         SECTION 11. PROXIES. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to any corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for such

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stockholder as proxy by any appropriate means, including, without limitation, those means provided by Section 212(c) of the DGCL. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission entered pursuant to Section 212(c) of the DGCL may be substituted or used in lieu of the original writing or transmission for any and all persons for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         A duly executed proxy shall be irrevocable if it states that it is irrevocable, and if and only so long as it is coupled with an interest sufficient in law to support an irrevocable power. The proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the Shares or an interest in the Corporation, generally.

         SECTION 12. EFFECT OF ATTENDANCE AT MEETINGS. Attendance by a person of a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 13. ACTION WITHOUT A STOCKHOLDERS' MEETING. To the extent permitted by the Certificate of Incorporation and the DGCL, any action which is required to be taken or may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and consented to by all of the holders of outstanding Shares entitled to vote on such matters. Any such consent shall be delivered to the Corporation at its registered office in the State of Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the minutes of the proceedings of the stockholders. Any delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. In the event that the action which is consented to as such as would have required the filing of a certificate under any other section of the DGCL, if such action had been voted on by the stockholders or members of the meeting, the certificate filed under such other section shall state, in lieu of any statement required by such other section asserting any vote of stockholders, that written consent has been given in accordance with
Section 228 of the DGCL.

         SECTION 14. FORM OF WRITTEN CONSENT. Every written consent by a stockholder or stockholders shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective with respect to the action referred to therein, unless, within sixty (60) days of the earliest date of consent delivered as required by these Bylaws and the DGCL, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery as provided in Section 13 of this Article II. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, proxyholder or by any person or persons authorized to act for any such person shall be deemed to be written, signed and dated as of the date of such transmission for the purpose of this section if consistent with Section 228(d) of the DGCL. In addition, any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original for any and all purposes for which the original writing may be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 1. GENERAL, POWERS, NUMBER, TENURE AND QUALIFICATIONS. The Corporation's business, properties and affairs shall be managed by its Board of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the whole Board of Directors; provided, however, that, the number of directors shall be no less than nine (9) and no more than eighteen (18). Directors shall be elected at each annual meeting of the stockholders, and each director shall hold office until the annual meeting for the year in which his of her term expires and, unless he or she dies, resigns or is removed, until his or her successor is elected and qualified.

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         SECTION 2. CLASSIFICATION; VACANCIES. The directors shall be divided into three Classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the whole Board shall permit, with the term of office of one Class expiring each year. Any vacancies on the Board, and newly created directorships, shall be filled by the affirmative vote of a majority of the remaining directors, or by a sole remaining director, even though such remaining directors constitute less than a quorum of the Board. Any director chosen to fill a vacancy in a Class shall serve a term that coincides with the remaining term of that Class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. If there are no directors in office, then any officer or any stockholder of the Corporation, or an executor, administrator, trustee or guardian of a stockholder, or any other fiduciary entrusted with like responsibility for the person or estate of a stockholder, or any other person specified in Section 223(a) of the DGCL, may give notice calling a special stockholders' meeting or apply to the Delaware Court of Chancery for a decree summarily ordering an election of directors as provided under the DGCL.

         SECTION 3. LOCATION OF MEETINGS. Meetings of the Board, regular or special, shall be held at such times as the Board may determine at the Corporation's principal office unless otherwise specified in the notice thereof, in which event the meeting shall be held where specified in the notice, either within or without the States of Delaware and Alabama.

         SECTION 4. ORGANIZATIONAL MEETINGS. The first meeting of each newly-elected Board shall be held on the day and time specified by the Corporation's Board. No notice of such meeting shall be necessary to the newly-elected directors in order to legally constitute the meeting; provided, that a quorum is present.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman or President on twenty four (24) hours' personal, telephonic, telegraphic or facsimile notice to each director, or on three (3) days' written notice to each director. A number of directors constituting a majority of the whole Board may call a special meeting; provided, that appropriate notice is given. Any notice or waiver thereof of a special meeting, whether personal, telephonic, telegraphic or written, need not include a statement of the business to be transacted at, nor the purposes of, such special meeting except as expressly required by statute, the Corporation's Certificate of Incorporation or these Bylaws. Meetings of any committee of the Board may be called by the Chairman, the President, or by the chairman of the committee, at any time upon personal, telephonic, telegraphic or written notice to each member of such committee, and need not include a statement of the business to be transacted at, nor the purposes of, such special meeting.

         SECTION 6. MEETINGS BY CONFERENCE TELEPHONE, ETC. Meetings of the Board, and of any committee thereof, may be held by means of a conference telephone or other communication equipment by which all persons participating in the meeting can hear each other simultaneously. Participation by such means shall constitute presence in person at any such meeting.

         SECTION 7. QUORUM. At all meetings of the Board, a majority of the directors then holding office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise specifically be provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

         SECTION 8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting or vote, if a consent setting forth the action taken is signed by all of the members of the Board or committee, or assented to by electronic transmission, as the case may be, and such consent or consents, whether in the form of writings or electronic transmissions, are filed with the minutes of proceedings of the Board or of such committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such

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consents shall have the same effect as a unanimous vote of the Board.

         SECTION 9. COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any committee meeting. The Corporation shall at all times have an Audit Committee, a Nominating Committee, a Compensation Committee, an Executive Committee, or differently named, but similarly functioning committees, and such other committees as the Board may establish from time to time. The members of such committees shall have such qualifications and characteristics as then required by law, by the Board of Directors and by the committee's charter, if any. The committees may adopt written charters approved by the Board, or where authorized by the Board or required by law, such committees shall adopt and maintain their own written charters. All committee charters shall contain the provisions then required by law or regulation, including requirements of any of the Corporation's and its subsidiaries' primary federal regulators, securities regulators or any securities exchange or market then applicable to the Corporation. Any such committee, to the extent provided in the resolution or resolutions of the Board and to the extent permitted by the DGCL, the Certificate of Incorporation and/or these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation during intervals between meetings of the Board, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it, except to the extent otherwise prohibited under the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

         Pursuant to a resolution of the whole Board, the Corporation has expressly elected to be governed by of Section 141(c)(2) of the DGCL.

         SECTION 10. COMMITTEE MINUTES AND REPORTS. Each committee shall keep and permanently maintain regular minutes of its meetings and report the same to the Board whenever required or requested.

         SECTION 11. COMPENSATION. The Board shall have the authority to fix the amount, nature and timing of the compensation of directors. The directors may be paid a fixed sum for attendance at each meeting of the Board and/or a stated salary or retainer. Members of committees also may be compensated for such service in any manner approved by the Board.

         SECTION 12. TRANSACTIONS WITH INTERESTED PERSONS, ETC. Insofar as not prohibited by applicable law, no contract or other transaction between the Corporation and one or more of its directors or any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors, officers or similar officials, or have a financial interest, shall be either void or voidable solely because of such relationship or interest, or solely because such director or directors are present at or participate in the meeting of the Board or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because his or their votes are counted for such purpose, if the contract or transaction is fair and reasonable to the Corporation, and if either:

                  (a) The material facts as to such relationship or interest and as to the contract or transaction are disclosed or are known to the Board or appropriate committee which, in good faith, authorizes, approves or ratifies the contract or transaction by the affirmative vote or consent of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

                  (b) The material facts as to such relationship or interest and as to such contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote or written consent of the stockholders; or

                  (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board or a committee thereof or by the stockholders. Common or interested

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         directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

         SECTION 13. REMOVAL OF DIRECTORS. To the extent permitted by the Certificate of Incorporation and the provisions of the DGCL, any director or the entire Board may be removed from office, with or without cause, by the holders of a majority of the Shares then entitled to vote at an election of directors.

         SECTION 14. NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors will be made by the Board of Directors, in consultation with and based upon the recommendations of the Nominating Committee. Candidates for nomination may be recommended by any stockholder who has continuously held for at least one year prior to the date the candidate recommendation is submitted at least $2,000 in market value, or 1%, of the Corporation's Shares entitled to vote for the election of directors. The Nominating Committee will evaluate the qualifications of and give appropriate consideration to those candidates recommended by stockholders. Stockholder nominee candidate recommendations shall be made in writing to the Secretary of the Corporation and shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days and not more than one hundred eighty
(180) days prior to the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than thirty (30) calendar days from the date of the previous year's annual meeting, then such notice by the stockholder, to be timely, must be received no later than the close of business on the tenth
(10th) day following the date on which the notice of the date of the annual meeting is given to stockholders or made public, whichever first occurs. Such notification by a stockholder shall contain the following information to the extent known to the notifying stockholder: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director at the annual meeting, (i) the name, age, business address and resident address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of Shares of capital stock of the Corporation that are beneficially owned by the proposed nominee, and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to
Schedule 14A of Regulation 14A promulgated under Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a fully completed Federal Reserve Form FR 2081 (or any successor thereto) and fingerprint card together with such information as the regulators of the Corporation and its subsidiaries may require or request; and (b) as to the stockholder giving the notice of nominees for election at the annual meeting, (i) the name and record address of the stockholder, and (ii) the class and number of Shares of capital stock of the Corporation that are beneficially owned by the stockholder. The Corporation may require any proposed nominee for election at an annual or special meeting of stockholders to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare in the meeting that a nomination was not made in accordance with the requirements of the Certificate of Incorporation and this Section 14, and if he should so determine, then he shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 15. STOCKHOLDER PROPOSALS.

                  (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder in accordance with this Section 15.

                  (b) For business to be properly brought before an annual meeting by a stockholder, the Corporation must have received timely notice thereof in writing from such stockholder. To be timely, a

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         stockholder's notice must be received by the Secretary of the
         Corporation as of the date set forth in the Corporation's proxy statement relating to the annual meeting for the preceding year; provided, however, that if no such date is stated, then such date shall be one hundred twenty (120) calendar days in advance of the date (with respect to the forthcoming annual meeting) that the Corporation's proxy statement was released to its stockholders in connection with the previous year's annual meeting of security holders; and provided, further, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the Corporation no later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to the stockholders or made public, whichever first occurs.

                  (c) Such notification shall contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of Shares of the Corporation that are beneficially owned, as such term is defined in SEC Rule 13d-3 ("Rule 13d-3") promulgated under the Exchange Act, by the stockholder;
         (iv) any substantial interest of the stockholder in such business; and
         (v) any other information required pursuant to the rules and regulations promulgated under the Exchange Act relating to the stockholder proposals. For purposes of clause (iv) above, a "substantial interest of the stockholder in such business" shall be deemed to occur if such interest were reportable (assuming that the stockholder's business was in fact brought before the annual meeting) pursuant to Item 5 of Schedule 14A (Rule 14-a-101) promulgated under the Exchange Act.

                  (d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 15.

         SECTION 16. INSPECTORS OF ELECTION. Prior to each meeting of stockholders, the Board of Directors or the President shall appoint one or more Inspectors of Election. Upon his appointment, each such Inspector shall take and sign an oath to faithfully execute the duties of Inspector at such meeting with strict impartiality and to the best of his ability. Such Inspectors shall determine the number of Shares outstanding, the number of Shares present at the meeting and whether a quorum is present at such meeting. The Inspectors shall receive votes and ballots and shall determine all challenges and questions as to the right to vote and shall thereafter count and tabulate all votes and ballots and determine the result. Such Inspectors shall do such further acts as are proper to conduct the elections of directors and the vote on other matters with fairness to all stockholders. The Inspectors shall make a certificate of the results of the elections of directors and the vote on other matters. No Inspector shall be a candidate for election as a director of the Corporation.

                                   ARTICLE IV
                                     NOTICES

         SECTION 1. MANNER OF GIVING NOTICE. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any director or stockholder, such notice requirement can be satisfied by giving written notice by mail, postage prepaid, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given in person, or by telegram, facsimile, telephone, or if consented to in advance by a director, by electronic mail (e-mail).

         SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director of the Corporation, a written waiver or a waiver by electronic communication may be given by the person or

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persons entitled to said notice, or in the case of a stockholder by his attorney thereunto duly authorized, whether such waiver is given before or after the meeting, or other matter in respect of which such notice is to be given, and in such event such notice, and any action to be taken after such notice, or after the lapse of a prescribed period of time, may be taken without such notice and without the lapse of any period of time.

                                    ARTICLE V
                                    OFFICERS

         SECTION 1. OFFICERS, ELECTION, TERMS. The officers of the Corporation shall be a President, a Treasurer, and a Secretary. The Board may also elect a Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other officers as the Board may from time to time deem proper. The Corporation's officers shall be elected annually by the Board at its regular annual meeting to serve for a term of one year and, unless they die, resign or are removed, until their respective successors are elected and qualified. If the officers or any of them for any reason should not be elected at the regular annual meeting of the Board, they may be elected at any other time by the Board. Any person may hold two or more of the offices in the Corporation, except that the offices of President and Secretary shall not be held by the same person. The Board may, in its discretion, designate one or more of the Vice Presidents as Executive Vice Presidents or Senior Vice Presidents.

         SECTION 2. DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected and serving, shall preside at all stockholders' and Board meetings. He shall have authority to execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation. He shall have the power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates or other evidences of Shares of stock, bonds, or other interests, securities and instruments issued by or on behalf of other corporations, associations, trusts or other entities, whether public or private, or by any government or any agency or authority thereof (collectively, "Securities and Rights"), and owned or held by the Corporation, and to make, execute and deliver all instruments, or assignments of transfer, of any Securities and Rights. He shall have general and acting supervision over the business and affairs of the Corporation, subject to the direction of the Board of Directors. He may, with the approval of the Board, or shall, at the Board's direction, delegate any or all of such duties to the President.

         SECTION 3. DUTIES OF THE PRESIDENT. The President shall be responsible to the Board and shall see that all orders and resolutions of the Board are carried into effect. He shall, under the direction of the Board, have general supervision and direction of the Corporation's other officers, employees and agents and shall see that their duties, as assigned by the Board or the President, are properly performed. He shall designate and assign the duties of the officers under his supervision, with the approval of the Board or at their direction.

         The President shall have authority to execute bonds, mortgages and other contracts and instruments requiring a seal under the seal of the Corporation. He shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates or evidences of Securities and Rights owned or held by the Corporation and to make, execute and deliver all instruments, assignments or transfers of any Securities and Rights.

         The President shall have general authority over the Corporation's business, and if the office of Chairman of the Board is vacant, shall perform the duties and have all powers of the Chairman of the Board, and shall have such other powers and perform such other duties as the Board may from time to time prescribe.

         SECTION 4. VICE PRESIDENTS. The Vice Presidents (in order of the Executive Vice President, Senior Vice President and other Vice Presidents, and within each class in order of the seniority of the respective members or as designated by resolution of the Board) shall, in the absence or disability of the Chairman and President, perform the duties, exercise the powers and have the responsibilities of such officers, and shall perform such other duties, exercise such other powers and have the responsibilities as the Board or the President may prescribe.

         SECTION 5. TREASURER. The Treasurer shall be the Corporation's chief financial officer and shall have charge and custody of, and shall be responsible for, all funds, securities and financial records of the Corporation; shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board, and a full financial report at the annual meeting of stockholders, if called upon so to do; shall receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform or cause to be performed all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

         SECTION 6. ASSISTANT TREASURER. The Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the President, the Treasurer or the Board. At the request of the Treasurer, or in case of his absence or inability to act, any Assistant Treasurer may act in his place.

         SECTION 7. SECRETARY. The Secretary shall have such powers and perform such duties as are incident to the Office of Secretary of a Corporation, or as are assigned to him by the President or the Board of Directors, including the following:

                  (1) He shall keep the resolutions, forms of written consent, minutes of the meetings of the Board of Directors and of the stockholders, and other official records of the Corporation in appropriate books as permanent records of the Corporation.

                  (2) He shall give and serve all notices of the Corporation to stockholders and to the Board of Directors, and shall receive and record all waivers of such notices duly received therefrom.

                  (3) He shall be custodian of the Corporation's records and corporate seal, and shall have the authority to affix the seal to any documents or instruments.

                  (4) He shall keep or cause to be kept by the Corporation's stock transfer agent and registrar, the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residences, their post office addresses, the number of Shares owned by each, and the date on which each person became such owner.

                  (5) He shall present to the Board of Directors all communications addressed to him officially by the President or any officer or stockholder of the Corporation.

                  (6) He shall attend to all correspondence and perform all the duties incident to the Office of Secretary.

         SECTION 8. ASSISTANT SECRETARIES. The Assistant Secretaries shall perform such duties as from time to time may be assigned to them by the President, the Secretary or the Board. At the request of the Secretary, or in case of his absence or inability to act, any Assistant Secretary may act in his place.

         SECTION 9. OTHER OFFICERS, EMPLOYEES, AND AGENTS. Each and every other officer, employee, and agent of the Corporation shall possess and may exercise such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, or such officer or officers who may from time to time be designated by the Board to exercise supervisory authority; provided that no officer appointed by another officer shall have any greater duties, powers and responsibilities than the officer who has made such appointment.

         SECTION 10. COMPENSATION. The salaries of the Corporation's officers shall be fixed from time to time by the Corporation's Compensation Committee or by the Board of Directors, after taking account of any recommendation of the Corporation's Compensation Committee. The Board of Directors may, from time to time, delegate to any principal officer or to the Compensation Committee, the power to fix the salaries of other officers, agents and employees. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of any committee contemplated by these Bylaws.

         SECTION 11. VACANCIES. Vacancies in any office arising from any cause may be filled by action of the Board.

         SECTION 12. REMOVAL OF OFFICERS. The Board may remove any officer from office at any time, with or without cause, by a majority vote of the whole Board of Directors.

         SECTION 13. BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

                                   ARTICLE VI
                  CONTRACTS, LOANS, CHECKS, BANK ACCOUNTS, ETC.

         SECTION 1. CONTRACTS. The Board may authorize any officer or officers or agent or agents to enter into, execute and deliver any contract or instrument in the name of, on behalf of and for the benefit of the Corporation. Such authority may be general or confined to specific instances, and, if the Board so provides, may be delegated by the person so authorized. Unless so authorized by the Board or these Bylaws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

         SECTION 2. BORROWINGS AND LOANS. No borrowings or loans shall be contracted on behalf of the Corporation and no evidences of indebtedness or debt instruments shall be executed in the Corporation's name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances, and may be delegated to a Corporation officer in the authorizing Board resolutions. No loans or extensions of credit shall be made by the Corporation to any director or executive officer of the Corporation where such loans would be prohibited by Section 13(k) of the Exchange Act.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, and in such manner as shall from time to time be determined by resolution of the Board.

         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation, or otherwise as the President or any other officer or officers authorized by the Board shall direct, in such banks, trust companies or other depositories or agencies as may be selected by the President, the Treasurer or any other officer or officers or agents or agents to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by such officer or officers or agent or agents as shall be determined by the President, the Treasurer or any other officer or officers designated by the Board.

                                   ARTICLE VII
                                     SHARES

         SECTION 1. CERTIFICATES FOR SHARES. The Board shall determine whether the Corporation's Shares of each class and series shall be certificated or uncertificated. Notwithstanding any Board action to adopt Shares that are uncertificated, every holder of certificated Shares of such series or class, and upon request, every holder of uncertificated Shares, shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of Corporation Shares owned by him. Each such certificate shall be signed in the name of the Corporation by the Chairman or Vice Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The signature of any such officer, transfer agent or registrar may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall cease to be such officer, transfer agent or registrar before such certificate shall have been issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, corporations or entities owning the Shares represented by certificates, and the respective dates when their Shares were issued, and, in case of cancellation, the respective dates of cancellation. No certificate evidencing Shares shall be in bearer form. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and a new certificate or certificates shall not be issued in exchange for any existing certificates until such existing certificate shall have been so cancelled, except in cases otherwise provided for in this Article VII.

         SECTION 2. APPOINTMENT OF TRANSFER AGENTS AND REGISTRARS. The Corporation may, from time to time, appoint one or more transfer agents and registrars for the Corporation's Shares and other securities, and such transfer agents and registrars shall maintain the Corporation's transfer books and records of all holders.

         SECTION 3. OWNERSHIP AND TRANSFER OF SHARES. The person in whose name any of the Corporation's Shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation, except as provided in the Certificate of Incorporation or by applicable law; provided that, whenever any transfer of Shares shall be made for collateral security and not absolutely, such fact, if known to the Corporation or to any such transfer agent, shall be so expressed in the entry of transfer, if requested by both the transferor and transferee. Each transfer of any of the Corporation's Shares shall be made only (a) on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as provided in this Article VII, upon the payment of any taxes thereon, and (b) on the surrender of the certificate or certificates for such Shares properly endorsed and in good delivery form. The Corporation may purchase, redeem, receive, take or otherwise acquire, own, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own Shares, except as otherwise provided by the Certificate of Incorporation or the DGCL.

         SECTION 4. RESTRICTIONS ON TRANSFER OF SHARES AND OTHER SECURITIES. A written restriction or restrictions on the transfer or registration of transfer of Shares or other securities or indebtedness of the Corporation, or on the amount of the Corporation's Shares or other securities or indebtedness that may be owned by any "person" or "group," each as defined in Section 13(d)(3) of the Exchange Act and the Securities and Exchange Commission's Rules and Regulations thereunder, if placed in the transfer books and records for the Corporation's Shares or other securities indebtedness, or if permitted by Section 202 of the DGCL, noted conspicuously on the certificate representing such Shares or other securities or indebtedness, or contained in a notice or notices sent pursuant to
Section 151(f) of the DGCL, may be enforced against the holder of the restricted Shares or other securities or indebtedness, or against any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Stop transfer notices may be placed in the Corporation's stock transfer books with respect to restricted Shares or other securities or indebtedness. Except where the Shares or other securities or indebtedness are registered under the Securities Act of 1933 (as amended, the "Securities Act"), and applicable state and foreign securities acts, or where, in the Corporation's judgment, transfer restrictions are imposed or required thereunder or otherwise are appropriate and permitted by the Securities Act and/or the Exchange Act, all securities, and all evidences of indebtedness which are convertible into, or exchangeable for, the Corporation's Shares or other securities, shall be legended substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE OR OTHER JURISDICTION'S SECURITIES OR BLUE SKY LAWS. NO SUCH SECURITIES NOR ANY INTEREST THEREIN SHALL BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF THE CORPORATION'S COUNSEL, SUCH REGISTRATION IS NOT REQUIRED.

This legend is non-exclusive, and is in addition to other restrictions on transfer or the registration of transfer, or the amount of securities that may be owned by any person or group that may be imposed.

         SECTION 5. DATE FOR DETERMINING STOCKHOLDERS OF RECORD.

                  (a) In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, then the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to receive notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  (b) If no record date has been fixed by the Board, then the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required under the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered.

         SECTION 6. LOST, STOLEN AND DESTROYED CERTIFICATES. Upon the Corporation's receipt of notice from the holder of any of the Corporation's Shares or other securities of any loss, theft or destruction of the certificate(s) therefor, the Board may, in its sole discretion, and after the expiration of such period of time as it may determine to be advisable, cause to be issued to such holder a new certificate or certificates or uncertificated Shares or securities in replacement Shares or other securities, upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon proof satisfactory to the Board of such loss, theft or destruction, and the Board or its delegee may, in its discretion, require the owner of the lost, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond, in such sum and with such surety or sureties as it may direct, or to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or on account of the issuance of such new certificate or uncertificated Shares or securities in replacement of the allegedly lost, stolen or destroyed certificates.

         SECTION 7. EXAMINATION OF BOOKS BY STOCKHOLDERS OR BONDHOLDERS. The Board shall, subject to any applicable statutes, have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations, the Corporation's Shares ledger, a list of its stockholders and the books and records of the Corporation, or any of them, shall be open to the inspection of the Corporation's stockholders of record. No stockholder shall have any right to inspect any of the Corporation's Shares ledger, a list of its stockholders, or its books and records, except as conferred by any applicable statute, unless and until authorized so to do by resolution of the Corporation's Board.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 1. INDEMNIFICATION IN ACTIONS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any director of the Corporation or any officer elected by the Board of Directors (and may indemnify any other officer or any employee or agent of the Corporation) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any director of the Corporation or any officer elected by the Board of Directors (and may indemnify any other officer or any employee or agent of the Corporation) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement of such action or suit or expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts which the Court of Chancery or such other court shall deem proper.

         SECTION 3. MANDATORY INDEMNIFICATION OF EXPENSES IN SUCCESSFUL DEFENSES. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VIII, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         SECTION 4. AUTHORIZATION FOR INDEMNIFICATION.

                  (a)      Any indemnification under Sections 1 or 2 of this
         Article VIII (unless ordered by a court) shall be made by the Corporation only upon a determination in the specific case that indemnification of the person seeking indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 above, as the case may be. If indemnification is determined to be proper, then, in the case of proposed indemnification of any person other than a director of the Corporation or an officer elected by the Board, such indemnification shall be made by the Corporation only as authorized in the specific case. Such determination (and determinations under Sections 5 and 6 of this Article VIII) or authorization shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the stockholders; provided, however, that if a Change in Control (as defined in this Section 4) has occurred and the person seeking indemnification so requests, such determination (and determination under Sections 5 and 6 of this Article VIII) shall be made in a written opinion rendered by Independent Legal Counsel (as defined in this Section 4) chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose fees and expenses shall be paid by the Corporation).

                  (b) For purposes of this Article VIII, "Independent Legal Counsel" shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or the person seeking indemnification within the previous three years. For purposes of this
         Article VIII, "Change in Control" shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Shares representing 35% or more of the Corporation's common stock, par value $.10 per share, then outstanding without the prior approval of a majority of the members of the Board of Directors in office immediately prior to such acquisition;
         (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period) cease for any reason to constitute at least a majority of the Board of Directors.

                  (c) For purposes of any determination under Section 4(a) of this Section, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if such person relied on the records or books of account of the Corporation or other enterprise, or on information supplied to him by the officers of the Corporation or other enterprise, or on information or records given or reports made to the Corporation or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or other enterprise. The provisions of this Section 4(c) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this
         Article VIII, as the case may be.

         SECTION 5. RIGHT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Except as otherwise provided in the proviso to Section 2 of this
Article VIII:

                  (a)      Any indemnification under Sections 1 or 2 of this
         Article VIII shall be made for each director or officer elected by the Board of Directors, and if authorized, by the Board of Directors in the specific case for any other officer, employee or agent of the Corporation, no later than forty five (45) days after receipt by the Corporation of the written request of the director, officer, employee or agent unless a determination is made within said 45-day period in accordance with Section 4 of this Article VIII that such person has not met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII.

                  (b) The right to indemnification under Section 1, 2 or 4 of this Article VIII or advances of expenses under Section 6 of this
         Article VIII shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction to the extent such person because of his position is entitled to indemnification or where indemnification has been authorized in his specific case. Following a Change in Control, the burden of proving that indemnification is not appropriate shall be on the Corporation both as to authorization, if required, and determination as to meeting the applicable standard of conduct. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that the director, officer, employee or agent has not met the applicable standard of conduct. The expenses (including attorneys' fees and expenses) actually and reasonably incurred by the director, officer, employee or agent in connection with successfully establishing his right to indemnification, in whole or in part, in any such action (or in any action or claim brought by him to recover under any insurance policy or policies referred to in Section 7 of this Article VIII) shall also be indemnified by the Corporation.

                  (c)      If any person is entitled under any provision of this
         Article VIII to indemnification by the Corporation for some or a portion of expenses, judgments, fines or amounts paid in settlement incurred by him, but not for the total amount thereof, the Corporation shall indemnify such person only for the portion of such expenses, judgments, fines and amounts to which he is entitled.

         SECTION 6. EXPENSES PAYABLE IN ADVANCE. Expenses (including attorneys' fees and expenses) actually and reasonably incurred by a director or officer in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him, whether civil or criminal, shall be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a written request therefor and a written undertaking by or on behalf of the director or officer to repay such amounts if it shall be determined in accordance with Section 5 of this Article VIII that he is not entitled to be indemnified by the Corporation; provided, however, that if he seeks to enforce his rights in a court of competent jurisdiction pursuant to
Section 5(b) of this Article VIII, said undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he is not entitled to indemnification as to which all rights of appeal have been exhausted or have expired. Such expenses incurred by other employees or agents of the Corporation may, at the discretion of the Board of Directors, be so paid on such terms and conditions, including receipt of the undertaking to repay as described above, as the Board of Directors deems appropriate.

         SECTION 7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article
VIII. The Corporation shall not be obligated under this Article VIII to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

         SECTION 8. NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position. Except as otherwise provided in Section 9 of this Article VIII, but notwithstanding any other provision of this Article VIII, it is the policy of the Corporation that indemnification of and expense advances to directors and officers of the Corporation shall be made to the fullest extent permitted by

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

law, and, accordingly, in the event of any change in law, by legislation or otherwise, permitting greater indemnification of and/or expense advances to any such person, the provisions of this Article VIII shall be construed so as to require such greater indemnification and/or expense advances. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power to indemnify under the provisions of the DGCL or otherwise. The provisions of this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 9. CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION. Notwithstanding any other provision of this Article VIII, no person shall be entitled to indemnification under this Article VIII or to advances under Section 6 of this Article VIII with respect to any action, suit, proceeding or claim brought or made by him against the Corporation, other than an action, suit, proceeding or claim seeking, or defending such person's right to, indemnification and/or expense advances pursuant to this Article VIII or otherwise.

         SECTION 10. SUCCESSORS; MEANING OF CERTAIN TERMS FOR PURPOSES OF
ARTICLE VIII. This Article VIII shall be binding upon and enforceable against any direct or indirect successor, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Corporation. For purposes of this Article VIII, but subject to the provisions of any agreements relating to any merger or consolidation, references to the "Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees so that any person who is or was a director, officer or employee of such constituent corporation, or who is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

         SECTION 11. SEVERABILITY. In the event that any of the provisions of this Article VIII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

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                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors, and unless otherwise determined, shall end on December 31st of each year.

         SECTION 2. CORPORATE SEAL. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the word "Delaware" as impressed to the margin hereof.

         SECTION 3. AMENDMENTS. Except as otherwise required by the Certificate of Incorporation, these Bylaws (including, without limitation, this Article IX) may be altered, amended or repealed, or new Bylaws may be adopted, by the Board.

         SECTION 4. DEFINITIONS. Terms defined in the Certificate of Incorporation, and not otherwise defined in these Bylaws, shall have the same meanings when used in these Bylaws.

         These Amended and Restated Bylaws have been duly adopted and approved by the Corporation's Board of Directors, and are effective, as of October 23, 2003.

                                        /s/ William H. Caughran
                                        ---------------------------------
                                        Name:  William H. Caughran
                                        Title: Secretary

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